                                                                    Exhibit 99.1

For more information, contact:
Novatel Wireless                         the blueshirt group, Investor Relations
Melvin Flowers                           Chris Danne, Brinlea Johnson
Chief Financial Officer                  (415) 217-7722
(858) 812-3415                           chris@blueshirtgroup.com
www.novatelwireless.com                  brinlea@blueshirtgroup.com


FOR IMMEDIATE RELEASE

                NOVATEL WIRELESS ANNOUNCES FIRST QUARTER RESULTS

           REVENUES ABOVE GUIDANCE AND GROSS PROFIT MORE THAN DOUBLES

               OPERATING EXPENSES REDUCED AND NET LOSS CUT IN HALF

SAN DIEGO, CA. -- April 30, 2003--Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless data communications access solutions, today reported financial results for the first quarter ended March 31, 2003.

Net revenues for the first quarter were approximately $7.5 million, ahead of previous Company guidance. This compares to $7.3 million for the same period of the prior year. Net loss under GAAP was $3.0 million, a significant improvement over both $8.0 million for the first quarter of 2002 and $7.1 million for the fourth quarter of 2002. 2003 first quarter results included a $413,000 restructuring charge and a $451,000 charge relating to the amortization of deferred compensation.

Net loss applicable to common shareholders was $3.2 million, or $0.46 per basic and diluted share, which includes a non-cash charge of $193,000 for the accretion of dividends and beneficial conversion feature on the December 2001 Series A Preferred Stock issuance.

"The first quarter offered firm evidence that we are executing on plan, with solid revenues and a dramatic improvement to our bottom line and business model," commented Peter Leparulo, Chief Executive Officer of Novatel Wireless. "Our focus on


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

three clear goals started to show positive results in the first quarter as revenues picked up significantly in March, margins increased impressively and we continued to drive down costs. We are also optimistic that our $6.7 million financing will be approved by shareholders on May 2nd, 2003 and believe this deal will provide us with the capital to accomplish our goals - including turning cash flow break even in 2003."

Recent highlights include:

      - On April 17th, Novatel Wireless, Commerciant, and Sprint announced the availability of MobileScape(TM), a wireless business process application and payment processing system designed for business critical transactions in the mobile workforce technology market.

      - On April 1st, Sprint, HP and Novatel Wireless leveraged their IT and wireless strengths to create a bundled offer to mobile professionals.

      - On February 18th, Lucent Technologies and Novatel Wireless unveiled the jointly developed Merlin U530(TM) Wireless PC Card Modem, a high-speed data device designed to enable mobile users to access the Internet and corporate networks over third-generation (3G) Universal Mobile Telecommunications System (UMTS) networks.

      - On February 18th, the Company announced first commercial shipments of the Merlin G300 (TM) Wireless PC Card Modem to Cingular Wireless.

"Importantly, we increased gross profit by over $1.5 million on a sequential basis and more than doubled it from the prior year period," commented Melvin Flowers, Chief Financial Officer of Novatel Wireless. "Additionally, we reduced operating expenses by approximately $1.8 million sequentially and cut them by 48.9% from the same period of 2002. Our increasing margins and focus on improving our business model resulted in a dramatic improvement in our net loss, which was reduced by over $4 million or well over 50% when compared to both the immediately preceding fourth quarter and the same period last year."


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

Novatel Wireless will host a conference call for analysts and investors to discuss its quarterly results at 5:00 p.m. ET on April 30th, 2003. Open to the public, a live Web cast of the conference call will be accessible from the "Investor Relations" section of Novatel Wireless' Web site (www.novatelwireless.com). Following the live Web cast, an archived version will be available on the Novatel Wireless Web site for 5 days.

ABOUT NOVATEL WIRELESS, INC.

Novatel Wireless, Inc. is a leading provider of wireless data modems and software for use with portable personal computers and handheld computing devices. The company delivers innovative and comprehensive solutions that enable businesses and consumers to access personal, corporate and public information through email (including attachments), enterprise networks and the Internet. Novatel Wireless also offers wireless data modems and custom engineering services for hardware integration projects in a wide range of vertical applications. The Novatel Wireless product portfolio includes the Merlin(TM) Family of Wireless PC Card Modems, the Minstrel(R) Family of Wireless Handheld Modems, Sage(R) Wireless Serial Modems, Lancer 3W(TM) Family of Ruggedized Modems and Expedite(TM) Family of Wireless Embedded Modems. Headquartered in San Diego, California, Novatel Wireless is listed on The Nasdaq Stock Market (Nasdaq:NVTL). For more information, please visit the Novatel Wireless Web site: www.novatelwireless.com or call 888/888-9231.

Note to Editors: The Novatel Wireless logo, Minstrel, Merlin, Sage, Lancer 3W and Expedite are trademarks of Novatel Wireless, Inc. Minstrel and Sage are registered with the U.S. Patent and Trademark Office. All other brands, products and company names mentioned herein are trademarks of their respective holders. This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include risks relating to technological changes, continued acceptance of Novatel Wireless' products and dependence on intellectual property rights. These factors, as well


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

as other factors that could cause actual results to differ materially, are discussed in more detail in Novatel Wireless' filings with the United States Securities and Exchange Commission and other regulatory agencies.

                             NOVATEL WIRELESS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                            (UNAUDITED)
                                                             MARCH 31,            DECEMBER 31,
                                                                2003                  2002
                                                           -------------         -------------
ASSETS:
CURRENT ASSETS:
  Cash and cash equivalents                                $   1,030,000         $   1,571,000
  Restricted cash                                                105,000               105,000
  Accounts receivable, net                                     4,733,000             6,937,000
  Accounts receivable - related party                            276,000               276,000
  Inventories                                                  3,058,000             4,250,000
  Prepaid expenses and other                                   1,571,000             1,561,000
                                                           -------------         -------------
    Total current assets                                      10,773,000            14,700,000

Property and equipment, net                                    3,372,000             4,101,000
Intangible assets, net                                         4,765,000             5,054,000
Other assets                                                     192,000               192,000
                                                           -------------         -------------
                                                           $  19,102,000         $  24,047,000
                                                           =============         =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
  Accounts payable                                         $   6,075,000         $   6,919,000
  Accrued expenses                                             1,336,000             1,266,000
  Inventory purchase commitments                               3,048,000             3,983,000
  Borrowings under line of credit                                959,000             2,234,000
  Restructuring accrual                                        1,404,000             1,331,000
  Deferred revenues                                              408,000               977,000
  Current portion of capital lease obligations                   111,000               133,000
  Convertible notes payable                                       31,000
                                                           -------------         -------------
    Total current liabilities                                 13,372,000            16,843,000
                                                           -------------         -------------
Capital lease obligations, net of current portion                 19,000                38,000
Convertible and redeemable Series A preferred stock              858,000               665,000

STOCKHOLDERS' EQUITY:
  Common stock                                                     7,000                 7,000
  Additional paid-in capital                                 239,750,000           238,640,000
  Deferred stock compensation                                 (1,278,000)           (1,729,000)
  Accumulated Deficit                                       (233,626,000)         (230,417,000)
                                                           -------------         -------------
    Total stockholders' equity                                 4,853,000             6,501,000
                                                           -------------         -------------
                                                           $  19,102,000         $  24,047,000
                                                           =============         =============

                             NOVATEL WIRELESS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  (UNAUDITED)
                                                                             THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                        --------------------------------
                                                                            2003                 2002
                                                                        -----------         ------------
Revenue                                                                 $ 7,482,000         $  7,272,000
Revenue - related party                                                       7,000
                                                                        -----------         ------------
Total revenue                                                             7,489,000            7,272,000
                                                                        -----------         ------------
Cost of revenue                                                           6,259,000            6,719,000
Cost of revenue - related party                                               7,000
                                                                        -----------         ------------
Total cost of revenue                                                     6,266,000            6,719,000
                                                                        -----------         ------------

                                                                        -----------         ------------
          Gross margin                                                    1,223,000              553,000
                                                                        -----------         ------------

Operating costs and expenses:
  Research and development                                                1,735,000            4,148,000
  Sales and marketing                                                       677,000            1,419,000
  General and administrative                                                979,000            1,310,000
  Restructuring charges                                                     413,000              249,000
  Amortization of deferred stock compensation*                              451,000            1,343,000
                                                                        -----------         ------------
    Total operating costs and expenses                                    4,255,000            8,469,000
                                                                        -----------         ------------
  Operating loss                                                         (3,032,000)          (7,916,000)

Other income (expense):
Interest income                                                               1,000              104,000
Interest expense                                                            (70,000)            (142,000)
Other, net                                                                   85,000
                                                                        -----------         ------------
Net loss                                                                $(3,016,000)        $ (7,954,000)
                                                                        ===========         ============

Net loss applicable to common stockholders                              $(3,209,000)        $(16,109,000)

Weighted average shares used in computation of basic and diluted
net loss per common share                                                 6,985,369            3,954,774

Basic and diluted net loss per common share                             $     (0.46)        $      (4.07)

(*) Amortization of deferred stock compensation:
           Cost of revenue                                              $    19,000         $    280,000
           Research and development                                          51,000               97,000
           Sales and marketing                                               50,000               94,000
           General and administrative                                       331,000              872,000
                                                                        -----------         ------------
                                                                        $   451,000         $  1,343,000
                                                                        ===========         ============


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